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                                                                    EXHIBIT 10.7


                        INCENTIVE STOCK OPTION AGREEMENT

                          LIGHTNING ROD SOFTWARE, INC.
                           2000 EQUITY INCENTIVE PLAN


     THIS AGREEMENT, made effective as of this ____ day of ____________, ______, by and between Lightning Rod Software, Inc., a Delaware corporation (the "Company"), and __________________ ("Participant").


                              W I T N E S S E T H:

     WHEREAS, Participant on the date hereof is an employee of the Company or one of its Subsidiaries; and

     WHEREAS, the Company wishes to grant to the Participant an incentive stock option to purchase shares of its Common Stock pursuant to the Company's 2000 Stock Option Plan (the "Plan"); and

     WHEREAS, on the date hereof, the Company's Board of Directors authorized the grant of this nonqualified stock option to the Participant;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

     1. Grant of Option. The Company hereby grants to Participant on the date set forth above (the "Date of Grant"), the right and option (the "Option") to purchase all or portions of an aggregate of _______________________ (___________) shares of Common Stock (the "Option Stock") at a per share price of $_______ on the terms and conditions set forth herein, and subject only to adjustment in such number of shares as provided in Paragraph 4(c) below. This Option is intended to be an incentive stock option, as defined under Section 422, or any successor provision, of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, to the extent permitted under Code Section 422(d).

     2. Duration and Exercisability.

          a. General. The term during which this Option may be exercised shall terminate on the close of business on the _____ day of __________, 20___, except as otherwise provided in Paragraphs 2(b) through 2(e) below. This Option shall be exercisable as follows:
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            Vesting Date                         Percentage of Shares
            ------------                         --------------------




     Once the Option becomes exercisable to the extent of one hundred percent (100%) of the aggregate number of shares of Option Stock, Participant may continue to exercise this Option under the terms and conditions of this Agreement until the termination of the Option as provided herein. If Participant does not purchase upon an exercise of this Option the full number of shares which Participant is then entitled to purchase, Participant may purchase upon any subsequent exercise prior to this Option's termination such previously unpurchased shares in addition to those Participant is otherwise entitled to purchase.

          b. Change in Control. Notwithstanding the foregoing, in the event of a "change in control" as defined in Section 2.02 of the Plan, this Option shall immediately become exercisable to the extent of one hundred percent (100%) of the aggregate number of shares of Option Stock specified in Paragraph 1.

          c. Termination of Relationship (other than Retirement, Disability or Death). If Participant ceases to be an employee of the Company or any Subsidiary for any reason other than retirement, disability or death, but including, without limitation, termination following a change of control, this Option shall completely terminate on the earlier of (i) the close of business on the three-month anniversary date of such termination of employment, and (ii) the expiration date of this Option stated in Paragraph 2(a) above. In such period following Participant's termination of employment, this Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding the date on which Participant's employment with the Company or Subsidiary has terminated, but had not previously been exercised, except as otherwise set forth in Paragraph 2(b). To the extent this Option was not exercisable upon the Participant's termination of employment, or if Participant does not exercise the Option within the time specified in this Paragraph 2(c), all rights of Participant under this Option shall be forfeited.

          d. Disability. If Participant ceases to be an employee of the Company or any Subsidiary because of retirement or disability, as such terms are defined in Section 2.02 of the Plan, this Option shall completely terminate on the earlier of (i) the close of business on the two-year anniversary date of such termination of employment, and (ii) the expiration date of this Option stated in Paragraph 2(a) above. In such period following such termination, this Option shall be exercisable to the extent of 100% of the shares of Option Stock specified in Paragraph 1, less any shares purchased on any previous exercise. If Participant does not exercise the Option within the time specified in this Paragraph 2(d), all rights of Participant under this Option shall be forfeited. If


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     Participant exercises this Option on a date that is after the three-month anniversary of the termination of Participant's employment, this Option shall not be treated as an incentive stock option within the meaning of Code Section 422.

          e. Death. In the event of Participant's death, this Option shall completely terminate on the earlier of (i) the close of business on the two-year anniversary date of Participant's date of death, and (ii) the expiration date of this Option stated in Paragraph 2(a) above. In such period following such termination, this Option shall be exercisable by the person or persons to whom Participant's rights under this Option have passed pursuant to Section 14.03 of the Plan to the extent of 100% of the shares of Option Stock specified in Paragraph 1, less any shares purchased on any previous exercise. If such person or persons fail to exercise this Option within the time specified in this Paragraph 2(e), all rights under this Option shall be forfeited.

     3. Manner of Exercise.

          a. General. The Option may be exercised only by Participant(or other proper party in the event of death or incapacity), subject to such other administrative rules as the Board of Directors of the Company may deem advisable, by delivering within the option period written notice of exercise to the Company at its principal office. The notice shall state the number of shares of Option Stock as to which the Option is being exercised and shall be accompanied by payment in full of the option price for all shares designated in the notice. The exercise of the Option shall be deemed effective upon receipt of such notice by the Company and upon payment that complies with the terms of this Agreement. The Option may be exercised with respect to any number or all of the shares of Option Stock as to which it can then be exercised and, if partially exercised, may be exercised as to the unexercised shares any number of times during the option period as provided herein.

          b. Form of Payment. Subject to the approval of the Committee, payment of the option price by Participant may be made in any form permitted under
     Article VII of the Plan, including but not limited to cash, personal check, certified check or previously acquired shares of Common Stock of the Company. Any stock so tendered as part of such payment shall be valued at its Fair Market Value as determined by the Board in its sole discretion by applying principles of valuation with respect to the Option. For purposes of this Agreement, "previously acquired shares of Common Stock" shall include shares of Common Stock that are already owned by Participant at the time of exercise.

          c. Stock Transfer Records. As soon as practicable after the effective exercise of all or any part of the Option, Participant shall be recorded on the stock transfer books of the Company as the owner of the shares purchased, and the Company shall deliver to Participant one or more duly issued stock certificates evidencing such ownership. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.

     4. Miscellaneous.

          a. Rights as Shareholder. This Agreement shall not confer on Participant any right with respect to the continuance of any relationship with the Company or any of its


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     Subsidiaries, nor will it interfere in any way with the right of the
     Company to terminate any such relationship. Participant shall have no rights as a shareholder with respect to shares subject to this Option until such shares have been issued to Participant upon exercise of this Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Paragraph 4(c) below.

          b. Securities Law Compliance. The exercise of all or any parts of this Option shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. Participant may be required by the Company, as a condition of the effectiveness of any exercise of this Option, to agree in writing that (i) all Common Stock to be acquired pursuant to such exercise shall be held for Participant's own account without a view to any further distribution thereof, until such time that such Common Stock is registered or freely tradable under applicable state and federal securities laws, or proposed to be sold in a transaction exempt from the registration requirements of such laws, which exempt status shall be confirmed by an opinion of counsel to Participant (such opinion and counsel shall be satisfactory in all respects to counsel for the Company), and (ii) such shares will not in any event be actually transferred or disposed of except in compliance with applicable state and federal securities laws.

          c. Mergers, Recapitalizations, Stock Splits, Etc. Pursuant and subject to Article IX of the Plan, certain changes in the number or character of the Common Stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an adjustment, reduction or enlargement, as appropriate, in Participant's rights with respect to any unexercised portion of the Option (i.e., Participant shall have such "anti-dilution" rights under the Option with respect to such events, but shall not have "preemptive" rights).

          d. Shares Reserved. The Company shall at all times during the option period reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

          e. Withholding Taxes on Disqualifying Disposition. In the event of a disqualifying disposition (as defined in Code Section 424) of all or any portion of the shares acquired through the exercise of this Option, Participant shall, within ten (10) days thereof, inform the Company of such disposition. Upon notice of a disqualifying disposition, the Company may take such action as it deems appropriate to insure that, if necessary to comply with all applicable federal or state income tax laws or regulations, all applicable federal and state payroll, income or other taxes are withheld from any amounts payable by the Company to Participant. If the Company is unable to withhold such federal and state taxes, for whatever reason, Participant shall immediately pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law. Participant may, subject to the approval and discretion of the Committee or such administrative rules it may deem advisable, elect to have all or a portion of such tax withholding obligations satisfied by delivering shares of the Company's Common Stock or by electing to have the Company withhold shares of Option Stock otherwise issuable to Participant. Such shares shall have a Fair Market Value (as defined in Section 2.02 of the Plan) equal to the


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     minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from the disqualifying disposition of the shares acquired through the exercise of this Option. In no event may the Company withhold shares having a Fair Market Value in excess of such statutory minimum required tax withholding.

          f. Nontransferability. During the lifetime of Participant, the accrued Option shall be exercisable only by Participant or by the Participant's guardian or other legal representative, and shall not be assignable or transferable by Participant, in whole or in part, other than by will or by the laws of descent and distribution.

          g. Lockup Period Limitation. Participant agrees that in the event the Company advises Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Participant hereby agrees that for a period not to exceed 180 days from the prospectus, Participant will not sell or contract to sell or grant an option to buy or otherwise dispose of this option or any of the underlying shares of Option Stock without the prior written consent of the underwriter(s) or its representative(s).

          h. Blue Sky Limitation. Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of this Option and the date on which this Option must be exercised, provided that the Company gives Participant15 days' prior written notice of such acceleration, and (ii) to cancel any portion of this Option or any other option granted to Participant which is not exercised prior to or contemporaneously with such public offering. Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to Participant at the address of Participant on file with the Company.

          i. Accounting Compliance. Participant agrees that, if a merger, reorganization, liquidation or other "transaction" as defined in Paragraph 4(c) is treated as a "pooling of interests" under generally accepted accounting principles and Participant is an "affiliate" of the Company or any Subsidiary (as defined in applicable legal and accounting principles) at the time of such transaction, Participant will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other legal or accounting principles, and will execute any documents necessary to ensure such compliance.

          j. Stock Legend. The Board of Directors of the Company may require that the certificates for any shares of Common Stock purchased by Participant(or, in the case of death, Participant's successors) shall bear an appropriate legend to reflect the restrictions of Paragraph 4(b) and Paragraphs 4(g) through 4(i) of this Agreement.


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          k. 2000 Stock Option Plan. The Option evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Participant and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. The Plan governs this Option and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

          l. Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and Participant and any successor or successors of Participant permitted by Paragraph 2 or Paragraph 4(f) above.

          m. Arbitration. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least 10 years. If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court for Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator's fees, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorneys' fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                       LIGHTNING ROD SOFTWARE, INC.


                                       By:
                                           -------------------------------------
                                       Its:
                                            ------------------------------------



                                       -----------------------------------------
                                       Participant